Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members

Arrow Midstream Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Arrow Midstream Holdings, LLC (a Delaware limited liability company) and subsidiaries (collectively the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arrow Midstream Holdings, LLC and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Tulsa, Oklahoma

April 3, 2013

Arrow Midstream Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
ASSETS

CURRENT ASSETS:
Cash	$31,158,293	$11,137,035
Accounts receivable	93,950,612	40,366,481
Accounts receivable - related party	21,319	—
Other receivables	2,059,318	495,062
Inventory	1,196,545	1,337,146

Total current assets	128,386,087	53,335,724

PROPERTY AND EQUIPMENT, at cost	145,404,117	94,541,268
Less - accumulated depreciation	(9,851,298)	(4,932,557)

Property and equipment, net	135,552,819	89,608,711

NONCURRENT ASSETS:
Other assets	13,678,764	2,900,407
Accounts receivable - related party	—	234,516

Total assets	$277,617,670	$146,079,358

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$22,336,733	$8,978,441
Accounts payable - related party	—	591,825
Producers payable	101,600,568	33,819,054
Advances payable	813,250	6,679,118
Current portion of capital lease	1,961,423	—

Total current liabilities	126,711,974	50,068,438

NONCURRENT LIABILITIES:
Capital lease, less current maturities	15,738,577	—
Other long-term liabilities	3,732,617	2,451,958

Total noncurrent liabilities	19,471,194	2,451,958

MEMBERS’ EQUITY	131,434,502	93,558,962

Total liabilities and members’ equity	$277,617,670	$146,079,358

The accompanying notes are an integral part of these consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2012 and 2011

	2012	2011
REVENUES:
Product sales	$713,435,855	$260,189,792
Oil pipeline fee and gas transportation fee	20,159,633	7,243,547
Water disposal	1,549,354	1,493,058

TOTAL REVENUES	735,144,842	268,926,397
COSTS AND EXPENSES:
Cost of revenues	(706,561,340)	(257,929,622)
Operating expenses	(13,552,083)	(6,181,672)
General and administrative	(3,651,674)	(2,466,803)
Depreciation	(5,001,880)	(3,310,475)

TOTAL COSTS AND EXPENSES	(728,766,977)	(269,888,572)

OPERATING INCOME (LOSS)	6,377,865	(962,175)
OTHER INCOME (EXPENSE):
Other income, net	439,536	—

NET INCOME (LOSS)	6,817,401	(962,175)
Less: Net income attributable to noncontrolling interest	562,245	21,111

NET INCOME (LOSS) ATTRIBUTABLE TO ARROW MIDSTREAM HOLDINGS, LLC	$6,255,156	$(983,286)

The accompanying notes are an integral part of these consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

For the years ended December 31, 2012 and 2011

	Class A	Class B	Management	Carried	Noncontrolling
	Interest	Interest	Fee Interest	Interest	Interest	Total
Ending balance, December 31, 2010	$53,443,005	$2,812,790	$176,765	$—	$5,610,081	$62,042,641
Contributions	27,860,777	1,466,357	—	—	3,151,362	32,478,496
Net (loss) income	(934,122)	(49,164)	—	—	21,111	(962,175)

Ending balance, December 31, 2011	80,369,660	4,229,983	176,765	—	8,782,554	93,558,962
Contributions	26,463,409	1,392,811	—	—	3,201,919	31,058,139
Net income	5,942,398	312,758	—	—	562,245	6,817,401

Ending balance, December 31, 2012	$112,775,467	$5,935,552	$176,765	$—	$12,546,718	$131,434,502

The accompanying notes are an integral part of these consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,817,401	$(962,175)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	5,001,880	3,310,475
Change in operating assets and liabilities:
Accounts receivable	(54,098,395)	(32,593,139)
Accounts receivable - related party	213,197	—
Other receivables	(1,564,256)	618,835
Inventory	140,601	(901,533)
Accounts payable	6,228,420	1,736,278
Accounts payable - related party	(591,825)	(106,502)
Producers payable	67,781,514	29,159,680

Net cash provided by operating activities	29,928,537	261,919

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,461,872)	(25,609,296)
Advances payable	(5,865,868)	3,564,613
Prepayment of property and equipment	(10,778,357)	(1,199,094)
Change in contributions in aid of construction	514,264	(1,346,664)

Net cash used in investing activities	(47,591,833)	(24,590,441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Members’ contributions	27,856,220	29,327,134
Capital lease financing	6,626,415	—
Noncontrolling interest contributions	3,201,919	3,151,362

Net cash provided by financing activities	37,684,554	32,478,496

NET INCREASE IN CASH	20,021,258	8,149,974

CASH, beginning of year	11,137,035	2,987,061

CASH, end of year	$31,158,293	$11,137,035

NONCASH INVESTING AND OPERATING ACTIVITIES:
Property and equipment purchases payable	$7,129,872	$4,948,858

Producer contributed line fill	$1,280,659	$1,555,544

Property and equipment purchased through capital lease	$11,073,585	$—

The accompanying notes are an integral part of these consolidated financial statements.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements

December 31, 2012 and 2011

A -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	General

Arrow Midstream Holdings, LLC (“the Company”), a Delaware limited liability company, was formed on October 3, 2008 to own, develop, maintain, manage and operate the business of its subsidiaries (collectively the “Arrow System”) in Dunn and McKenzie County, North Dakota. The Company conducts its business through its subsidiaries:

•	Arrow Pipeline, LLC (“APL”), an 88% majority-owned Delaware limited liability company, which owns and operates approximately 70 miles (excluding owned well connections) of crude oil, natural gas and water transportation pipeline on the Fort Berthold Indian Reservation;

•	Arrow Field Services, LLC (“AFS”), a wholly-owned Delaware limited liability company, which owns and operates the storage and central delivery facilities for oil, gas and water that is transported on the Arrow System; and

•	Arrow Water, LLC (“AW”), a wholly-owned Delaware limited liability company, which operates a salt water disposal facility.

The Company’s principal operations, transporting crude oil, natural gas and water and disposing water, commenced during the first quarter of 2010.

2.	Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, APL, AFS and AW. All intercompany accounts and transactions have been eliminated in consolidation. The Company has recorded a noncontrolling interest in its subsidiary, APL, for the portion (12%) of the subsidiary that the Company does not own. The noncontrolling interest has been accounted for as equity in the consolidated balance sheet.

3.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of expenses during the reporting period. Although management believes the estimates are appropriate, actual results could differ from those estimates.

4.	Cash

The Company defines cash as cash in the Company’s bank accounts. The Company places its cash with high-quality institutions. At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

5.	Accounts Receivable

Accounts receivable are recorded at the invoiced amount. The Company reviews its accounts receivable for collectability on a monthly basis. If necessary, the Company establishes an allowance for doubtful accounts. The Company did not have an allowance for doubtful accounts in 2012 or 2011.

6.	Other Receivables

Other receivables consist of requests for capital funding that were outstanding as of year-end and prepaid expenses.

7.	Inventory

Inventory consists of crude oil held in storage valued at the lower of cost or market utilizing the weighted average cost method. Inventory balances at December 31, 2012 and 2011 were $1,196,545 and $1,337,146, respectively. There were no lower of cost or market adjustments in 2012 or 2011.

8.	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. The Company charges repairs and maintenance expense against income when incurred and capitalizes renewals and betterments that extend the useful life or expand the capacity of the existing assets. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 30 years) of the respective assets. Additionally, the Company capitalizes certain costs directly related to the construction of assets including direct external contract labor costs.

The cost of property and equipment sold, or otherwise disposed of, and the related accumulated depreciation is removed from the accounts, and any gain or loss is reflected in current operations.

The Company reviews long-lived assets for impairment upon the occurrence of events or changes in circumstances that indicate that the carrying amount of such assets may not be recoverable. Management considers various factors or changes when determining if these assets should be evaluated for impairment, including, but not limited to:

•	significant adverse change in legal factors or in the business climate;

•	current, continuing and projected operating losses associated with the use of long-lived assets;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset;

•	significant adverse changes in the extent or manner in which an asset is used or in its physical condition;

•	a significant change in the market value of an asset; or

•	a current expectation that, more likely than not, an asset will be sold or otherwise disposed of before the end of its estimated useful life.

No impairment adjustments were recorded in 2012 or 2011.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

9.	Asset Retirement Obligation

The Company accounts for asset retirement obligations, if any, by recording the fair value of an asset retirement obligation as a liability in the period in which the Company incurs a legal obligation for the retirement of tangible long-lived assets, typically at the time the assets are placed into service. A corresponding asset is also recorded and depreciated over the life of the asset. After the initial measurement, an entity would recognize changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows.

An entity is required to recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. If a reasonable estimate cannot be made in the period the asset retirement obligation is incurred, the liability should be recognized when a reasonable estimate of fair value can be made. In order to determine fair value of a liability, management must make certain estimates and assumptions including, among other things, projected cash flows, a credit-adjusted risk-free rate, and an assessment of market conditions that could significantly impact the estimated fair value of the asset retirement obligation. These estimates and assumptions are very subjective.

Upon abandonment or retirement of the pipeline, the Company is obligated to render the pipeline site clean and safe for future dormancy. Management is unable to reasonably determine the fair value of such asset retirement obligation because the settlement date is indeterminable and could range up to 50 years.

10.	Other Assets

Other assets consist of prepaid construction materials such as pipe and pipeline connectors. As the materials are used in construction, they are reclassified to property, plant and equipment.

11.	Producer Payable

Producer payables are payments to producers for their monthly oil and gas production that were outstanding as of year-end.

12.	Contributions in Aid of Construction Costs

The Company’s producers may request the Company to connect the main pipeline to the producer’s well. In these situations, the producer is obligated to reimburse the Company for the related well connection expenses. Contributions in aid of construction costs (“CIAC”) are netted against project costs as incurred. Additionally, amounts received from producers in excess of current costs are classified as advances payable on the balance sheet until the well connection is complete. As of December 31, 2012, CIAC netted against project costs was $95,300,505 and $813,250 was recorded as advances payable. As of December 31, 2011, CIAC netted against project costs was $38,505,273 and $6,679,118 was recorded as advances payable. Upon completion of the well connection, if CIAC exceeds well connection expenses, the Company would recognize income in the period which it is realized. No income was recognized for excess CIAC costs in 2012 or 2011.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

13.	Income Taxes

The Company is structured as a limited liability company. Therefore, no provision for income taxes has been recorded in the Company’s financial statements. The Company’s earnings and losses for federal and state income tax purposes are generally included in the tax returns for the individual members.

14.	Fair Value of Financial Instruments

The estimated fair value of cash, accounts receivable, other receivables, accounts payable, producer payable and advances payable approximate their carrying values due to their short-term nature.

15.	Revenue Recognition

The Company is the first purchaser of crude oil and gas on the Arrow System. Revenue is generated from a pipeline fee for crude oil and a transportation fee for natural gas, along with a percentage of proceeds, charged to producers for product that flows into the Arrow System. The revenue is based on actual volumes (barrels or MMBtu) and rates agreed upon by the Company and each producer. Revenue is recognized at the time the crude oil and natural gas flows through the meter at the wellhead and into the pipeline.

Additionally, revenue at AW is generated from a disposal fee for the waste water produced as a result of the oil and natural gas production or other associated flow-back or frac fluids. Revenue is based on actual volumes (barrels) and rates agreed upon by the Company and each producer. Revenue is recognized at the time the water flows through the meter at the wellhead and into the pipeline.

16.	Postretirement Plan

The Company’s employees are eligible to contribute to a simple IRA. The Company will match the employee’s contributions up to 3% per year.

B -	PROPERTY AND EQUIPMENT

Property and equipment, and estimated lives, consist of the following at December 31, 2012 and 2011:

	2012	2011
Property and equipment, at cost
Transportation pipeline (20 years)	$77,676,458	$59,934,225
Central delivery facility (20 years)	24,006,205	14,539,267
Water disposal facility (20 years)	3,205,220	1,282,553
Building (30 years)	159,923	159,923
Vehicles, furniture and equipment (3 - 5 years)	2,679,779	763,828
Construction-in-progress	33,757,137	15,063,122
Line fill	3,919,395	2,798,350

	145,404,117	94,541,268
Less: Accumulated depreciation	(9,851,298)	(4,932,557)

Property and equipment, net	$135,552,819	$89,608,711

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

At December 31, 2012, construction-in-progress consisted of costs associated with additional pipeline expansion projects as well as project costs for a connection to a third-party pipeline and various site improvement projects. These projects are expected to be completed throughout 2013. No depreciation expense was recorded in 2012 or 2011 for costs included in construction-in-progress.

Line fill is the minimum amount of oil required for the pipeline to be operational. The Company purchases line fill as required from producers. Also, producers are required to contribute certain volumes of line fill upon connection to the pipeline. Line fill is not depreciated. As of December 31, 2012, the Company owned $186,778 of line fill and producer contributed line fill totaled $3,732,617. As of December 31, 2011, the Company owned $346,392 of line fill and producer contributed line fill totaled $2,451,958. The Company has recorded a corresponding payable of $3,732,617 and $2,451,958 for the producer contributed line fill, which is included in long-term liabilities on the consolidated balance sheets, as of December 31, 2012 and 2011, respectively.

C -	CAPITAL LEASE

On July 3, 2012, APL entered into a master lease agreement with a financial institution to purchase certain equipment. The lease agreement has a term of eight years and bears interest at 3.4%. At December 31, 2012, $17,700,000 was funded under this agreement. The Company is the guarantor of the lease agreement. The lease agreement contains certain financial and other covenants. As of December 31, 2012, the Company is in compliance with all covenants.

Future minimum payments under the noncancelable capital lease at December 31, 2012 are presented in the following table:

2013	$2,526,413
2014	2,526,413
2015	2,526,413
2016	2,526,413
2017	2,526,413
Thereafter	7,579,238

Total future minimum payments	20,211,303
Less: interest	(2,511,303)

17,700,000
Current portion of capital lease	(1,961,423)

Capital lease, less current maturities	$15,738,577

D -	COMMITMENTS AND CONTINGENCIES

Litigation

The Company is a party to proceedings and claims incidental to its business. While many of these matters involve inherent uncertainty, the Company believes that the amount of the liability, if any, ultimately incurred with respect to any such proceedings or claims will not have a material adverse effect on the Company’s consolidated financial position as a whole or on its liquidity, capital resources or future results of operations. The Company will continue to evaluate proceedings and claims involving the Company on a yearly basis and will establish and adjust any reserves as appropriate to reflect its assessment of the then current status of the matters.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

E -	MEMBERS’ EQUITY

The Company is owned by OZ Midstream Holdings, LLC (95%) (“OZ”) and Legion Energy, LLC (5%) (“Legion Energy”). The Company is managed by Legion Energy, the managing member. Legion Energy’s interest in the Company is owned by Zenergy Midstream, LLC (75%) and Legion Energy Services, LLC (25%). The limited liability company interests are divided into the following four classes: Class A Interests, Class B Interests, Management Fee Interest and Carried Interest. Class A Interests and Class B Interests are issued on a series basis and correspond to individual projects with Class A Interests issued to OZ and Class B Interests issued to Legion. The Class A and Class B Interests for the Arrow System constitute Series 1 interests (“Series 1 interests”). The Management Fee and the Carried Interests are solely economic interests and do not carry voting rights. Further, the Carried Interest is intended to be a “profits interest” within the meaning of IRS laws and is owned entirely by the Class B Members. The members agreed to make the following capital contributions to fund the Arrow Project: up to $237,500,000 by the Class A member less the initial capital contribution plus any support contributions made on behalf of the Class B member; and up to $12,500,000 by the Class B member less its initial capital contribution.

In accordance with the LLC Agreement and as requested by the Class B member, the Class A member is required to make primary support contributions on behalf of the Class B member until September 15, 2012, which is the end of the support period. These contributions, when made, satisfy the $12,500,000 capital commitment as discussed above. Each Class B member, as security for its obligation to repay the primary support contributions, pledges its proportionate share of Class B Interests as collateral in the event that its obligation is not fulfilled. The Class B member is required to repay the primary support contributions through deductions to future cash distributions.

During 2012, the following capital contributions, net of noncontrolling interest, were made by the members: $26,463,409 by the Class A member and $1,392,811 by the Class A member on behalf of the Class B member. During 2011, the following capital contributions, net of noncontrolling interest, were made by the members: $27,860,776 by the Class A member and $1,466,357 by the Class A member on behalf of the Class B member. A member is not entitled to the return of any part of its capital contribution and any unrepaid capital contribution is not a liability of the Company or any other member.

Income and loss allocations and dividend distributions are payable first to Class A and Class B members in proportion to their capital contributions for Series interests until they have received an amount equal to their aggregate capital contributions plus an annual return on those capital contributions. Second, income allocations and dividend distributions are made to the holders of the Management Fee interest in proportion to their capital contributions plus an annual return. Any remaining income or distributions are made in accordance with the LLC agreement. There have been no distributions in 2012 or 2011.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

F -	RELATED PARTY TRANSACTIONS

Legion Energy provides management, general and administrative services to the Company and its subsidiaries and is reimbursed by the Company for its proportionate share of those services, including office equipment and other necessary office expenses. During the years ended December 31, 2012 and 2011, the Company incurred $2,281,871 and $1,578,803, respectively, of expenses under this arrangement. At December 31, 2012, the Company has recorded a related party receivable of $21,319 related to these expenses under this arrangement. At December 31, 2011, $591,825 was payable to Legion Energy, LLC related to these expenses and was included in accounts payable – related party in the consolidated balance sheets. The following expenses were included in the allocation in 2012 and 2011:

•	Approximately $121,866 and $140,397, respectively, in rent expense related to Legion Energy, LLC leases for office space in Tulsa, Oklahoma and Houston, Texas and related office equipment, and

•	Approximately $63,725 and $64,340, respectively, in depreciation expense related to office equipment and leasehold improvements in the Tulsa, Oklahoma office.

In October 2012 Zenergy, Inc. began providing management and general and administrative services to the Company and its subsidiaries who paid Zenergy, Inc. $240,157 for direct billings incurred during the remainder of the year.

During 2012, Zenergy, Inc. began drilling a salt water disposal well for Arrow. As of December 31, 2012, total authorization for expenditure was $899,188 and total costs incurred were $667,292, respectively.

The Company also paid certain expenditures on behalf of entities affiliated through common ownership and the Company has recorded related party receivables of $234,516, as of December 31, 2011.

During 2012, OZ agreed to satisfy an adequate assurance provision of one of the Company’s producers, on behalf of the Company, in the form of a letter of credit issued by Bank of America (“Bank”). OZ is responsible for the payment of certain fees and expenses related to the letter of credit to the Bank and the Company is then obligated to reimburse OZ for said expenses. The letter of credit was issued in the amount of $32,000,000 on February 3, 2012 and decreased to $27,500,000 as of December 31, 2012. No amounts have been drawn under the letter of credit.

G -	CONCENTRATION OF CREDIT RISK

Substantially all the Company’s customers are oil and gas companies. This concentration of customers within a particular industry may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions.

For the year ended December 31, 2012, the Company had sales to five customers that accounted for approximately 60% of total sales and 79% of the Company’s total receivables as of December 31, 2012. For the year ended December 31, 2011, the Company had sales to five customers that accounted for approximately 71% of total sales and 66% of the Company’s total receivables as of December 31, 2011.

Arrow Midstream Holdings, LLC and Subsidiaries

Notes to consolidated financial statements (continued)

December 31, 2012 and 2011

H -	WATER SPILLS

In July 2012, the Company experienced two idiosyncratic ruptures in its produced water gathering line system. The Company immediately responded to contain the surface damage, worked cooperatively with all relevant authorities and engaged an environmental consultant to implement a comprehensive remediation plan. Additionally, the Company declared a force majeure event for its entire produced water system and took it out of service until the system could be properly repaired and tested. The Company worked with the vendor of the failed pipe to assess the probable cause of the events and engaged a third party lab to test sections of the ruptured pipe. After finalizing the root cause assessment, the Company developed a comprehensive plan to flush, re-hydrotest and recommission the entire produced water system. The water system was initially placed back in operation in December 2012 and the Company was beginning to phase water volumes back on to the system. As of December 31, 2012, the Company had incurred $2,910,829 of remediation and recommissioning expenses related to the water line rupture and had received net insurance payments after deductibles of $371,272.

I -	SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 3, 2013, the date the financial statements were available to be issued. No subsequent events, other than those noted below, were identified requiring additional recognition or disclosure in the accompanying consolidated financial statements.

On February 14, 2013, the members of APL entered into a conditional amendment to the Amended and Restated Operating Agreement of Arrow Pipeline, LLC. The amendment, among other things, removed reference to a $5,000,000 cap on support contributions provided to MHA Holdings, LLC (“MHA”) along with the $1,000,000 cap on support for Bow Midstream Holdings, LLC. The support termination date was also extended to require support, if so requested, in connection with any future capital calls required by the managing member of APL. The buy-in option for MHA was amended to allow MHA to acquire up to a 20% ownership stake in APL after MHA repays its support. The amendment to the Agreement was signed by all members but remains conditioned upon either (i) the approval of the Secretary of the Interior of the United States or its duly authorized representative (the “BIA”) or (ii) written notice from the BIA that its consent is not required under law.